AMENDMENT
                                      TO
                               WARRANT AGREEMENT

                    WHEREAS, Lanxide Corporation, a Delaware corporation (the "Company"), and the individuals listed on the signature page hereto (collectively, the "Warrantholders") are parties to the Warrant Agreement, dated December 22, 1995 (the "Warrant Agreement");

                    WHEREAS, the Company and the Warrantholders have agreed to amend Section 8.0 of the Warrant
          Agreement;

                    NOW, THEREFORE, in consideration of the
          representations, warranties, covenants, agreements and conditions herein, and in the Warrant Agreement, and intending to be legally bound hereby, the parties agree as follows:

                    1.   Section 8.0 of the Warrant Agreement is
          hereby amended, and as restated it hereby reads in its entirety:

               SECTION 8.  ADJUSTMENTS.

                    In the event of any increase in the number
               of outstanding shares of Common Stock occurring through stock splits or stock dividends after the date hereof, the number of shares covered by the Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately decreased to reflect such increase in the number of shares outstanding. If changes in the capitalization of the Company other than those considered above shall occur, the Board shall make such adjustments in the number of shares covered by the Warrant and in the per share Exercise Price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive. Any fractional shares resulting from any of the adjustments referred to in this
               Section 8 shall be eliminated as long as the elimination of such fractional shares does not materially adversely affect the rights of the Warrantholder.

                    2.   Except as specifically provided herein,
          the terms and conditions of the Warrant Agreement are hereby confirmed and continue in full force and effect.

                    3.   The terms of this Amendment shall be
          governed by and construed in accordance with the laws of the State of Delaware.


                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

                                   LANXIDE CORPORATION

                                   By:/s/    Marc S. Newkirk
                                      _________________________
                                        Marc S. Newkirk
                                        President

          ATTEST:

          /s/ Robert J. Ferris
          ______________________
              Robert J. Ferris

                                WARRANTHOLDERS

                                    /s/ Marc S. Newkirk
                                    _____________________________
                                        Marc S. Newkirk

                                    /s/ Michael J. Hollins
                                    _____________________________
                                        Michael J. Hollins

                                    /s/ Mark G. Mortenson
                                    _____________________________
                                        Mark G. Mortenson

                                    /s/ Christopher R. Kennedy
                                    _____________________________
                                        Christopher R. Kennedy

                                    /s/ Robert J. Ferris
                                    _____________________________
                                        Robert J. Ferris

                                    /s/ R. Michael Rice
                                    _____________________________
                                        R. Michael Rice

          DATED AS OF:   June 26, 1996